EXHIBIT 10.19

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of [DATE], between Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”) and [NAME], a director, officer, or employee of the Company (the “Indemnitee”).

RECITALS:

WHEREAS, the Company and the Indemnitee are aware of the exposure to litigation and claims of officers, directors and employees of corporations as such persons exercise their duties to the Company;

WHEREAS, the Company desires to continue to benefit from the services of highly qualified and experienced persons such as the Indemnitee;

WHEREAS, the Indemnitee desires to serve or to continue to serve the Company as a director, officer or employee or Agent ( as defined herein) for so long as the Company continues to provide on an acceptable basis indemnification against certain liabilities and expenses which may be incurred by the Indemnitee;

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties hereto agree as follows:

1. Indemnification. Pursuant to the terms hereof, the Company shall indemnify the Indemnitee with respect to the Indemnitee’s activities as a director, officer, employee or Agent of the Company against any judgments, fines, penalties and amounts paid in settlement and Expenses (as hereafter defined) actually and reasonably incurred, in connection with any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative or investigative, and whether brought by a third party or by or in the right of the Company, individually or collectively, (a “Proceeding”), to which the Indemnitee was, is, or is threatened to be made a party or participant or may reasonably be expected to become a party or participant by reason of facts which include the Indemnitee being or having been such a director, officer, employee or Agent of the Company (an “Indemnifiable Event”), to the extent of the highest and most advantageous to the Indemnitee, of one, all or any combination of the following:

(a) The benefits to the Indemnitee provided by the Company’s Certificate of Incorporation, By-Laws in effect on the date hereof, a copy of the relevant portions of which are attached hereto as Exhibit I;

(b) The benefits to the Indemnitee provided by the Company’s Certificate of Incorporation or By-Laws or their equivalent in effect at the time indemnification is sought by the Indemnitee or Expenses are incurred by the Indemnitee;

(c) The benefits to the Indemnitee to the fullest extent allowable under Delaware law in effect at the date hereof or at the time indemnification is sought by the Indemnitee or Expenses are incurred by the Indemnitee;

(d) The benefits to the Indemnitee provided by the Indemnification Trust Agreement to the extent such agreement remains in effect at the time indemnification is sought by the Indemnification or Expenses are incurred by the Indemnitee; and

(e) The benefits to the Indemnitee under liability insurance obtained by the Company at the time indemnification is sought by the Indemnitee or Expenses are incurred by the Indemnitee.

For purposes of this Agreement, “Agent” shall mean any person serving at the request of the Company as a director, officer, trustee, member, stockholder, partner, incorporator or liquidator or in any other capacity for another corporation, joint venture, trust or other enterprise or as a fiduciary, trustee or administrator (or in any similar capacity) of any employee benefit plan or other plan or program sponsored by the Company or any Subsidiary of the Company.

For purposes of this Agreement, “Expenses” shall include all reasonable fees, costs and expenses actually and reasonably incurred, including without limitation, attorney’s fees, excise taxes assessed with respect to an employee benefit plan, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with defending, prosecuting, preparing to defend, investigating, participating or preparing to be a witness in a Proceeding, whether or not a party to such Proceeding. Expenses shall also include expenses incurred responding to requests or complying with any obligations pursuant to this Agreement or in connection with any appeal resulting from any Proceedings including the premiums, security or bonds for such appeal; provided, however, and notwithstanding anything to the contrary herein, none of the foregoing costs and expenses, or any other costs and expenses, incurred following the entry of a plea of guilty to a felony charge arising out of offenses committed by Indemnitee relating to an Indemnified Event shall be deemed Expenses for purposes of Section 3 and the parties hereto agree that entry of such plea shall be considered a final disposition of such Proceeding.

For purposes of this Agreement, “Indemnification Trust Agreement,” shall mean the Indemnification Trust Agreement dated as of August 16, 2005 by and between Pinnacle Entertainment, Inc. and Wilmington Trust Company and, as an additional party, Bruce Leslie, as Beneficiaries’ Representative.

For purposes of this Agreement, “Subsidiary” shall mean any corporation, partnership, limited liability company or other entity in which the Company owns or controls, directly or indirectly, a majority of the outstanding economic or voting ownership interest.

2. Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees and agents of the Company or any Subsidiary, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director, officer, employee or Agent. However, the Company agrees that the provisions hereof shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Company; except that any payments made under an insurance policy to the Indemnitee shall reduce in whole or in part the obligations of the Company hereunder. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (under any insurance policy or otherwise), who shall execute all rights, including the execution of such documents necessary to enable the Company to effectively bring suit to enforce such rights.

3. Advancement and Payment Of Expenses. At the Indemnitee’s request, the Company shall promptly pay the Expenses as and when incurred by the Indemnitee in advance of any final disposition of any Proceeding, including any Proceeding initiated by the Indemnitee to which Section 4(b)(i), (ii) or (iii) is applicable. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, or in binding arbitration, that Indemnitee is not entitled to be indemnified by the Company. No other preconditions for the advancement of Expenses shall be required or otherwise imposed and the Indemnitee’s right to such advancement is not subject to the review by the Company of any standard of conduct. Advances shall be made without regard to Indemnitee’s ability to repay the expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Expenses incurred in connection with any Proceeding shall be paid by the Company within twenty (20) days of its receipt of such request, together with such reasonable non-privileged documentation evidencing the amount and nature of such Expenses as the Company shall require. The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.

4. Limitations.

(a) Notwithstanding any provision in this Agreement to the contrary, the following matters shall not be Indemnifiable Events and the Company shall not indemnify the Indemnitee:

(i) in connection with any claim made against the Indemnitee for payments to the Company of profits made from the purchase and sale (or sale and purchase) by the Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act; or

(ii) for violations of Federal or state insider trading laws; or

(iii) for the amount of any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act or the Company’s clawback policy (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or payment to the Company of profits arising from the purchase and sale by

Indemnitee of securities within the meaning of Section 306 of the Sarbanes-Oxley Act of 2002); or

(iv) if such indemnification is prohibited by applicable law.

(b) Notwithstanding any provision in this Agreement to the contrary, the Company shall not advance or pay Expenses in connection with any Proceeding initiated by the Indemnitee, unless:

(i) the Company has joined in or the Board of Directors of the Company (the “Board”) has approved the initiation of such Proceeding;

(ii) the Proceeding is one to establish or enforce indemnification or expense advancement and payment rights under this Agreement and/or recovery under any directors’ and officers’ liability insurance policies maintained by the Company; or

(iii) such Expenses arise in connection with any compulsory counterclaim or any affirmative defense asserted by the Indemnitee in a claim not initiated by Indemnitee, or any counterclaim raised by the Indemnitee that directly responds to a claim against the Indemnitee that, if successful, would negate one or more of the affirmative claims against the Indemnitee.

5. Standard of Conduct; Presumption of Eligibility; Procedures.

(a) Unless ordered by a court, no claim for indemnification under this Agreement shall be paid by the Company unless the Company has determined that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such determinations shall be made, with respect to an Indemnitee who is a director or officer of the Company at the time of such determination (i) by a majority vote of the Company’s directors who are not parties to the Proceeding for which indemnification is sought (“Disinterested Directors”), even though less than a quorum, (ii) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (iii) if there are no Disinterested Directors, or if Disinterested Directors so direct, by the Independent Counsel (as hereafter defined) in a written opinion to the Board, (iv) by stockholders of the Company, or (v) upon a Change in Control (as hereafter defined), by the Independent Counsel in a written opinion to the Board. Indemnification payment shall be made within twenty (20) days of date of determination that Indemnitee is entitled to indemnification.

(b) In the event the determination of entitlement to indemnification is to be made by the Independent Counsel pursuant to Section 5(a), the Independent Counsel shall be selected as provided in this Section 5(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by a majority of the Disinterested Directors, even though less than a quorum, or if there are no Disinterested Directors, by a majority of the Board, and the Company shall give written notice advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, the Indemnitee or the Company, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty (20) days of such objection, no Independent Counsel shall have been selected without objection, either the Company or the Indemnitee may petition the Court of Chancery of the State of Delaware (the “Delaware Court”) for resolution of any objection which shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Delaware Court, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 5(a). The Company shall pay any and all reasonable fees and expenses of the Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5(a) and shall fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement. Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. To the fullest extent permitted by law, any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c) In making any determinations of entitlement to indemnification or related standards of conduct determinations under this Agreement, the person or persons making such determination shall presume that the Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by presenting clear and convincing evidence to the contrary. Neither (i) the failure of the Company or of Independent Counsel to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor (ii) an actual determination by the Company or by Independent Counsel that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval), conviction, or upon a plea of nolo contendere, or its equivalent, shall not (except as otherwise expressly provided in this Agreement) create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law in the absence of a specific finding so stating. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or any Subsidiary shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(d) Notwithstanding any other provisions of this Agreement, in the case of any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of an Indemnifiable Event, no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been finally adjudged to be liable to the Company unless, and only to the extent that, the Delaware Court or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification of such Expenses as the Delaware Court or such other court shall deem proper.

(e) For purposes of this Agreement, “Independent Counsel” shall mean a law firm, or a member of a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any Subsidiary or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(f) For purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred if:

(i) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (a) by the Company or any Subsidiary, (b) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (c) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (d) pursuant to a Non-Control Transaction (as defined in paragraph (iii));

(ii) individuals who, on May 20, 2014, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to May 20, 2014, whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors who remain on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall also be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii) there is consummated a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders (whether for such transaction or the issuance of securities in the transaction or otherwise) or any merger consummated pursuant to Sections 251(h) or 253 of the Delaware General Corporation Law (the “DGCL”) (each, a “Business Combination”), unless immediately following such Business Combination: (a) more than 60% of the total voting power of the company resulting from such Business Combination (including, without limitation, any company which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities) eligible to elect directors of such company is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (b) no person (other than any publicly traded holding company resulting from such Business Combination, or any employee benefit plan sponsored or maintained by the Company (or the company resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the company resulting from such Business Combination, and (c) at least a majority of the members of the board of directors of the company resulting from such Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies the conditions specified in (a), (b) and (c) shall be deemed to be a “Non-Control Transaction”);

(iv) the Board or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the Company consummates a direct or indirect sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries in one or a series of related transactions.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

6. Assumption of Defense. Except as otherwise provided below, the Company shall be entitled to assume the Indemnitee’s defense in any Proceeding, with counsel determined by the Company. After notice from the Company to the Indemnitee of the Company’s election so to assume such defense, the Company will not be liable to the Indemnitee under this Agreement for Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ counsel in such Proceeding, but the fees and costs of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the Indemnitee’s expense unless:

(a) the employment of counsel by the Indemnitee has been authorized by the Company;

(b) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Indemnitee and the Company in the conduct of the defense of such Proceeding; or

(c) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the Expenses of counsel shall be at the expense of the Company; or

(d) a Change in Control has occurred.

The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which clauses (b), (c), or (d) are applicable without the prior written consent of the Indemnitee.

7. Partial Indemnification; Witness Expenses. (a) If the Indemnitee is entitled under any provision of this Agreement to indemnification or payment by the Company for a portion of the Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by the Indemnitee or on the Indemnitee’s behalf in connection with any Proceeding relating to an Indemnifiable Event, or in defense of any claim, issue or matter therein, and any appeal therefrom but not, however, for the total amount thereof, the Company shall nevertheless pay the Indemnitee that portion of such Expenses, judgments, fines, penalties or amounts paid in settlement to which the Indemnitee is entitled.

(b) If the Indemnitee is, by reason of the fact that the Indemnitee is or was a director, officer, employee or Agent of the Company, made a witness, or is made (or asked) to respond to discovery requests in any Proceeding to which the Indemnitee is not a party, the Company shall advance all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.

8. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement and payment of Expenses is not timely made pursuant to Section 3 hereof, (iii) payment of indemnification is not made pursuant to Section 1 hereof within twenty (20) days after the date of the determination pursuant to Section 5(a) hereof that the Indemnitee is entitled to indemnification, or (iv) no determination of entitlement to indemnification shall have been made pursuant to Section 5 of this Agreement within 60 days after a written claim for indemnification has been received by the Company, the Indemnitee shall be entitled to seek an award in arbitration or an adjudication by a court of his or her entitlement to advancement or indemnification in accordance with the terms of this agreement. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which the Indemnitee first has the right to commence any proceeding pursuant to this Section 8(a). Upon the due commencement of any judicial proceeding or arbitration pursuant to this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(b) In the event that a determination shall have been made pursuant to Section 5 of this Agreement that the Indemnitee is not entitled to indemnification, any arbitration or action commenced pursuant to this Section 8 shall be conducted in all respects on a de novo basis and such earlier determination shall not create any presumption that the Indemnitee has not met the applicable standard of conduct or that Indemnitee is not entitled to indemnification under this Agreement. If a determination shall have been made pursuant to Section 5 hereof that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 8, absent a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(c) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

9. Additional Rights. The advancement of Expenses and indemnification provided in this Agreement shall not be deemed exclusive of any other indemnification or rights to which the Indemnitee may be entitled and shall continue after the Indemnitee has ceased to occupy a position as a director, officer, employee, or Agent with respect to Proceedings relating to or arising out of the Indemnitee’s acts or omissions during the Indemnitee’s service in any of such positions. This Agreement is entered into pursuant to Section 145(f) of the DGCL and shall not be constrained or limited to indemnification and advance payment of reimbursement of expenses provided by the DGCL. No amendment, alteration, repeal or termination of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration, repeal or termination.

10. Inconsistent Provisions. To the extent that any other agreement or undertaking of the Company is inconsistent with the terms of this Agreement, this Agreement shall govern.

11. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to the Indemnitee under this Agreement to the extent that the Indemnitee has otherwise actually received payment of amounts otherwise payable hereunder.

12. Notice to the Company. The Indemnitee shall provide to the Company prompt written notice of any Proceeding brought, threatened, asserted or commenced against the Indemnitee with respect to which Indemnitee may assert a right to advancement of Expenses or indemnification hereunder; provided, however, that the failure to provide such prompt notice shall not constitute a waiver of Indemnitee’s rights under this Agreement, except to the extent the Company demonstrates that such failure or delay (i) caused the amounts paid or to be paid by the Company to be greater than they otherwise would have been; or (ii) adversely affected the Company’s ability to obtain for itself or Indemnitee coverage or proceeds under any insurance policy available to the Company or Indemnitee. The Indemnitee shall not effect any settlement without the Company’s written consent unless the Indemnitee shall have determined to undertake the Indemnitee’s own defense in such Proceeding and has waived the benefits of this Agreement. The Company shall not settle any Proceeding to which the Indemnitee is a party in any manner which would impose any penalty, limitation, or obligation on the Indemnitee without the Indemnitee’s written consent. Neither the Indemnitee nor the Company will unreasonably withhold or delay consent to any proposed settlement. The Indemnitee shall cooperate to the extent reasonably possible with the Company and/or its insurers, in attempts to defend and/or settle such Proceeding.

13. Extraordinary Transactions. The Company shall use its commercially reasonable efforts to cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

14. No Personal Liability. The Indemnitee agrees that neither the directors, nor any officer, employee, representative or Agent of the Company shall be personally liable for the satisfaction of the Company’s obligations under this Agreement, and the Indemnitee shall look solely to the insurance, assets of the Company for satisfaction of any claims hereunder.

15. Severability. If any provision, phrase, or other portion of this Agreement should be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, and such determination should become final, such provision, phrase or other portion shall be deemed to be severed or limited, but only to the extent required to render the remaining provisions and portions of the Agreement enforceable, and the Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.

16. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Indemnitee and Indemnitee’s heirs, personal representatives, executors and administrators and upon the Company and its successors and assigns.

17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19. Modifications and Waivers. No supplement, modification, amendment or waiver of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by a nationally recognized overnight delivery service, on the third day after the date on which it is so mailed:

(a)	If to the Company, to:	Pinnacle Entertainment, Inc. 3980 Howard Hughes Parkway Las Vegas, Nevada 89169 Attention: General Counsel

(b)	If to the Indemnitee, to:	[NAME] [ADDRESS] [ADDRESS]

or to such other address as may have been furnished in writing to the Indemnitee by the Company or to the Company by the Indemnitee, as the case may be.

21. Governing Law. The parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws of such state. Except with respect to any arbitration commenced by Indemnitee pursuant this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 20 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

22. Arbitration and Enforcement. In the event that any dispute or controversy shall arise between the Indemnitee and the Company after the requirements of Section 5 of the Agreement have been satisfied with respect to whether the Indemnitee is entitled to indemnification in connection with any Proceeding or with respect to the amount of Expenses incurred or to be paid by the Company (and any dispute or controversy regarding the applicability of arbitration to any such dispute or controversy), such dispute or controversy shall, at the option of the Indemnitee or the Company, be submitted by the parties to final, binding arbitration before a single independent arbitrator, who shall be either (i) a retired federal judge, (ii) a retired Delaware Supreme Court or

Delaware Chancery Court judge or (ii) an attorney licensed to practice and in good standing with at least 20 years of Delaware corporate litigation experience. If the parties have not agreed on an independent arbitrator within 15 days after arbitration is requested in writing by either of them, the arbitrator shall be appointed in the following manner: (a) the American Arbitration Association (the “AAA”) shall send simultaneously to each party to the dispute an identical list of five (unless the AAA decides that a different number is appropriate) names of persons chosen from the AAA’s National Roster of Neutrals (the “National Roster”) who meet the arbitrator’s qualifications set forth in the preceding sentence; (b) each party to the dispute shall have 14 calendar days from the transmittal date of such list in which to strike names objected to, number the remaining names in order of preference, and return the list to the AAA; (c) the parties are not required to exchange selection lists, but if a party does not return the list within the time specified, all persons named therein shall be deemed acceptable to that party; (d) from among the persons who have been approved on both lists, and in accordance with the designated order of mutual preference, the AAA shall invite the acceptance of an arbitrator to serve; and (e) if the parties fail to agree on any of the persons named, or if acceptable arbitrators are unable to act, or if for any other reason the appointment cannot be made from the submitted lists, the AAA shall have the power to make the appointment from among other members of the National Roster without the submission of additional lists. The arbitration shall be conducted in Wilmington, Delaware and in accordance with the Commercial Arbitration Rules of the AAA. The arbitrator shall establish a schedule for the arbitration that will result in the arbitration hearing occurring within 90 days of the appointment of the arbitrator and the arbitrator shall issue the arbitration award within 30 days following the conclusion of the arbitration hearing. The arbitration award shall be in writing and shall be final and binding on the parties. Judgment upon the arbitration award may be entered by any court of competent jurisdiction.

23. Termination. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director, officer, employee or Agent of the Company or (b) one (1) year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any Proceeding, including any appeal, commenced by Indemnitee pursuant to this Agreement relating thereto.

IN WITNESS WHEREOF, the undersigned have executed this Indemnification Agreement as of the date first above written.

INDEMNITEE	PINNACLE ENTERTAINMENT, INC.

By:
[Name]	Name:
Title:

EXHIBIT I

RESTATED CERTIFICATE OF INCORPORATION OF PINNACLE

ENTERTAINMENT, INC.

ARTICLE VIII

The corporation shall indemnify its officers and directors to the full extent permitted by the Delaware General Corporation Law.

RESTATED BYLAWS OF PINNACLE ENTERTAINMENT, INC.

ARTICLE VIII — INDEMNIFICATION

Section 1. Right to Indemnification.

The provision in this ARTICLE VIII that an “officer” shall be indemnified and held harmless by the Corporation is intended to mean an “Elected Officer.” Accordingly, the term “officer” in ARTICLE VIII shall mean “Elected Officer” as such term is defined in ARTICLE IV, Section 1 of the Bylaws of the Corporation.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or such director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, manager, employee, agent or trustee of another corporation or of a partnership, limited liability company joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, manager, employee, agent, trustee or in any other capacity while serving as a director, officer, manager, employee, agent or trustee shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Right to Advancement of Expenses.

In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

Section 3. Right of Indemnitee to Bring Suit.

If a claim under Section 1 or 2 of this Article VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation or Bylaws, any agreement, or by vote of the Corporation’s stockholders or disinterested directors or otherwise.

Section 5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.